Exhibit 21

                 COMPANY ORGANIZATION LISTING

                                        RELATIONSHIP       INCORPORATED

GEICO CORPORATION                       Parent Corporation      DE
   Government Employees Insurance
     Company*                           Wholly owned            MD
   GEICO Facilities Corporation         Wholly owned            DE
   Resolute Group, Inc.                 Wholly owned            DE
   International Insurance
     Underwriters, Inc.                 Wholly owned            DE
   GEICO Financial Services, GmbH       Wholly owned     Federal Republic
                                                          of Germany
   GEICO Indemnity Company              Wholly owned            MD
   Maryland Ventures, Inc.              Wholly owned            DE
   Plaza Resources Company              Wholly owned            DE
   GEICO Financial N.V.                 Wholly owned        Netherlands
                                                              Antilles
   The Top Five Club, Incorporated      Wholly owned            DE
   GEICO Products, Inc.                 Wholly owned            MD

GOVERNMENT EMPLOYEES INSURANCE COMPANY (GEICO)*
   Criterion Life Insurance Company     Wholly owned            MD
   Government Employees Financial Corp. Wholly owned            CO
   GEICO General Insurance Company      Wholly owned            MD
   Insurance Counselors, Inc.           Wholly owned            MD
   Insurance Counselors of Texas, Inc.  Wholly owned            TX
   Plaza Financial Services Company     Wholly owned            DE

RESOLUTE GROUP, INC.
   Resolute Reinsurance Company         Wholly owned            NY
   Resolute Management Corporation      Wholly owned            NY

GEICO INDEMNITY COMPANY
   GEICO Casualty Company               Wholly owned            MD
   Criterion Insurance Agency, Inc.     Wholly owned            TX

GOVERNMENT EMPLOYEES FINANCIAL CORPORATION (GEFCO)
   GEICO Financial Services, Inc.       Wholly owned            DE

GEICO FINANCIAL SERVICES, INC.
   GEICO Financial Services Company     Wholly owned            MD
   Variproperties, Inc.                 Wholly owned            CO
   Willow Valley Associates, Ltd.       Wholly owned            NC

PLAZA RESOURCES COMPANY
   Safe Driver Motor Club, Inc.         Wholly owned            DE

MARYLAND VENTURES, INC.
   Plaza Investment Managers, Inc.      Wholly owned            MD

GEICO PHILANTHROPIC FOUNDATION**        Non-Profit              DE

 *Principal subsidiary
**Non-profit corporation organized for eleemosynary purposes.